Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170656, 333-181771 and 333-200446) of Foundation Healthcare, Inc. of our report dated March 30, 2016, with respect to the consolidated financial statements of Foundation Healthcare, Inc. as of and for the years ended December 31, 2015 and 2014, which appears in this Form 10-K.

/s/ Hein & Associates LLP

Denver, Colorado

March 30, 2016